Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information, dated March 8, 2022, and included in this Post-Effective Amendment No. 175 on the Registration Statement (Form N-1A, File No. 333-56881) of Voya Equity Trust (the "Registration Statement").

/s/ Ernst & Young LLP

Boston, Massachusetts

March 8, 2022